Exhibit 3.21

AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
OF
INTERVAL SOFTWARE SERVICES, LLC
(ORIGINALLY, RESORT SOLUTIONS, LLC)

RESORT SOLUTIONS, LLC, a limited liability company organized and existing under and by virtue of the Florida Limited Liability Company Act (the “Company”), whose Articles of Organization were duly filed on July 19, 2001, hereby adopts the following Amended and Restated Articles of Organization changing its name to INTERVAL SOFTWARE SERVICES, LLC and changing its registered office and agent, as follows:

ARTICLE I

Name and Duration

The name of this Limited Liability Company is INTERVAL SOFTWARE SERVICES, LLC (hereinafter referred to as the “Company”). The duration of the Company commenced on July 19, 2001 and shall be perpetual.

ARTICLE II

Principal Office

The mailing address and the street address of the Company’s principal office is 6262 Sunset Drive, Penthouse One, Miami, Florida, 33143 or such other place as the Members of the Company may determine from time to time.

ARTICLE III

Registered Office and Agent

The address of the registered office of the Company in the State of Florida is 6262 Sunset Drive, Penthouse, Miami, Florida, 33143. The name of the registered agent at such address is Victoria J. Kincke.

These Amended and Restated Articles of Organization and the change of the registered office and agent have been duly authorized by the Board of Managers and the Sole Member of the Company and are duly executed and are being filed in accordance with Section 608.411, Florida Statutes.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Craig M. Nash, its President, and attested to by Victoria J. Kincke, its Secretary, this 14th day of September, 2001.

ATTEST:	RESORT SOLUTIONS, LLC,
(to be known as INTERVAL SOFTWARE
SERVICES, LLC)

/s/ Victoria J. Kincke	By:	/s/ Craig M. Nash
Victoria J. Kincke, Secretary		Craig M. Nash, President

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REGISTERED AGENT CERTIFICATE

Pursuant to the Florida Limited Liability Company Act, the following is submitted, in compliance with said statute:

That INTERVAL SOFTWARE SERVICES, LLC, formerly known as RESORT SOLUTIONS, LLC, desiring to change its registered office as indicated in its Amended and Restated Articles of Organization, has named Victoria J. Kincke, located at 6262 Sunset Drive, Penthouse, Miami, Florida 33143, as its registered agent to accept service of process and perform such other duties as are required in the State of Florida.

ACKNOWLEDGMENT:

Having been named to accept service of process and serve as registered agent for the above-stated Company at the place designated in this Certificate, the undersigned hereby accepts to act in this capacity, and agrees to comply with the provision of said statute relative in keeping open the office, and further states that she is familiar with Section 608.415, Florida Statutes.

/s/ Victoria J. Kincke
Victoria J. Kincke

DATED:  September 14th, 2001

Dated:

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ARTICLES OF MERGER
OF
CCS INTERNATIONAL, INC.
WITH AND INTO
RESORT SOLUTIONS, LLC

Pursuant to the provisions of the Florida Business Corporation Act and the Florida Limited Liability Company Act, CCS International, Inc., a Florida corporation, and Resort Solutions, LLC, a Florida limited liability company, do hereby adopt the following Articles of Merger.

1.             Attached hereto as Exhibit A and made a part hereof is the Agreement and Plan of Merger for merging CCS International, Inc. (“CCSI”) with and into Resort Solutions, LLC (“Solutions”), as unanimously approved by the Board of Directors of CCSI on the 31st day of July, 2001 and approved by the sole shareholder of CCSI on the 31st day of July, 2001.

2.             The sole managing member and sole member of Solutions unanimously approved the Agreement and Plan of Merger on the 31st day of July, 2001.

3.             Resort Solutions, LLC, a Florida limited liability company shall be the surviving entity. The principal executive office of the surviving entity is 6262 Sunset Drive, Penthouse One, Miami, Florida 33143.

4.             The effective time and date of the merger herein provided for in the State of Florida shall be as of the time and date of the filing of these Articles of Merger.

Executed on August 14th, 2001.

CCS INTERNATIONAL, INC.

By:	/s/ Paul W. Rishell
Paul W. Rishell
President

RESORT SOLUTIONS, LLC

By:	CCSI Acquisition Corp., as sole
managing member

	By:	/s/ Paul W. Rishell
Paul W. Rishell
Executive Vice President

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”) is entered into this 14th day of August, 2001, by and between CCS International, a Florida corporation (“CCSI”), and Resort Solutions, LLC, a Florida limited liability company (“Solutions”).

WITNESSETH:

WHEREAS, CCSI is a corporation duly organized and validly existing under the laws of the State of Florida, and, as of this date, CCSI has one shareholder who owns all of the issued and outstanding shares in CCSI;

WHEREAS, Solutions is a limited liability company duly organized and validly existing under the laws of the State of Florida, and, as of this date, Solutions has one member who holds a one hundred percent (100%) membership interest in Solutions;

WHEREAS, CCSI Acquisition Corp., a Delaware corporation (“CAC”) is the sole shareholder of CCSI and the sole member of Solutions;

WHEREAS, the sole shareholder and Board of Directors of CCSI, and the sole member and sole managing member of Solutions, deem it advisable and in the best interests of their respective business entities that CCSI be merged with and into Solutions (the “Merger”), with Solutions as the surviving entity (in its capacity as the surviving entity, the “Surviving Entity”), pursuant to the provisions of the Florida Limited Liability Company Act (the “LLC Act”) and the Florida Business Corporation Act (the “Corporate Act”); and

WHEREAS, the Board of Directors and sole shareholder of CCSI and the sole member and sole managing member of Solutions have approved and adopted this Agreement and the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for the purpose of prescribing the terms and conditions of the Merger, the parties hereby agree as follows:

ARTICLE I

THE MERGER

1.1           Merger.  Subject to the terms and conditions of this Agreement, and in accordance with the provisions of the Corporate Act and LLC Act, on the Effective Date (as defined below), CCSI shall be merged with and into Solutions, the separate existence of CCSI shall cease and Solutions shall be the Surviving Entity and shall continue its existence under the laws of the State of Florida.

1.2           Continuation of Existence.  Except as otherwise provided in this Agreement, the existence and identity of Solutions, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the existence and identity of CCSI with all its purposes, powers, franchises, privileges, rights and immunities, as of the Effective Date shall be merged with and into that of Solutions, and Solutions shall be vested fully therewith and the separate existence and identity of CCSI shall thereafter cease.

1.3           Effective Date.  The Merger shall become effective as of the date and time on which the Articles of Merger are filed with the Secretary of State of the State of Florida, as specified by the LLC Act (the “Effective Date”).

ARTICLE II

OPERATING AGREEMENT, MANAGING MEMBER AND
MEMBERS OF THE SURVIVING ENTITY

2.1           Certificate of Formation.  The Articles of Organization of Solutions shall continue in full force and effect and shall be the Articles of Organization of the Surviving Entity.

2.2           Operating Agreement.  The Operating Agreement of Solutions in existence and as in effect immediately prior to the Effective Date shall continue in full force and effect and shall be the Operating Agreement of the Surviving Entity.

2.3           Members.  The sole member of Solutions immediately prior to the Effective Date shall continue to be the sole member of the Surviving Entity until its earlier withdrawal, dissolution or bankruptcy.

2.4           Managing Member.  The sole managing member of Solutions immediately prior to the Effective Date shall continue to be the sole managing member of the Surviving Entity until its earlier withdrawal, dissolution or bankruptcy.

ARTICLE III

TRANSFER OF PROPERTY AND
CANCELLATION OF SHARES

3.1           Transfer of Property.  On the Effective Date, any and all property of CCSI, whether real, personal or mixed, and all debts and causes of action belonging to CCSI, shall be vested in Solutions, and shall thereafter be the property of Solutions. The title to any real property vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger but shall immediately vest in Solutions without further action by Solutions. All rights of creditors and all liens upon any property of CCSI shall be preserved unimpaired, and all debts, liabilities and duties of CCSI that have merged and shall attach to Solutions may be enforced against Solutions to the same extent as if the debts, liabilities and duties had been incurred or contracted by Solutions.

3.2           Cancellation of Shares.  As of the Effective Date, each of the shares of CCSI common stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled.

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ARTICLE IV

GENERAL

4.1           Termination and Abandonment.  At any time prior to the consummation of the Merger, this Agreement may be terminated and the Merger abandoned by CCSI or Solutions.

4.2           Amendment.  This Agreement may be amended at any time prior to the Effective Date with the mutual consent of CCSI and Solutions.

4.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

4.4           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

4.5           Waiver.  At any time prior to the Effective Date, the parties may, by written agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracy in the statements contained in this Agreement or in any document delivered, or (iii) waive compliance with any of the covenants, conditions or agreements contained in this Agreement.

4.6           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the day and year first above written.

/s/ Victoria J. Kincke	CSS INTERNATIONAL, INC.
Witness

/s/ Theresa Pagan	By:	/s/ Paul W. Rishell
Witness		Paul W. Rishell
President

/s/ Victoria K. Kincke	RESORT SOLUTIONS, LLC
Witness
	By:	CCSI Acquisition Corp., as sole
managing member

/s/ Theresa Pagan	By:	/s/ Paul W. Rishell
Witness		Paul W. Rishell
Executive Vice President

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ARTICLES OF ORGANIZATION

OF

RESORT SOLUTIONS, LLC

ARTICLE I

Name and Duration

The name of this Limited Liability Company is RESORT SOLUTIONS, LLC (hereinafter referred to as the “Company”). The duration of the Company shall commence upon the filing of these Articles of Organization and shall be perpetual.

ARTICLE II

Principal Office

The mailing address and the street address of the Company’s principal office is 6262 Sunset Drive, Penthouse One, Miami, Florida 33143 or such other place as the Members of the Company may determine from time to time.

ARTICLE III

Registered Office and Agent

The address of the registered office of the Company in the State of Florida is 200 South Orange Avenue, Suite 2300, SunTrust Center, Orlando, Florida 32801. The name of the registered agent at such address is A.G.C. CO.

DATED as of the 19th day of July, 2001.

A.G.C. Co., as Authorized Representative

By:	/s/ Kenneth C. Wright
Name:	Kenneth C. Wright
As its: Vice President

REGISTERED AGENT CERTIFICATE

Pursuant to the Florida Limited Liability Company Act, the following is submitted, in compliance with said statute:

That RESORT SOLUTIONS, LLC, desiring to organize under the laws of the State of Florida, and to establish a registered office as indicated in the Articles of Organization, has named A.G.C. Co., located at 200 South Orange Avenue, Suite 2300, SunTrust Center, Orlando, Florida 32801, as its registered agent to accept service of process and perform such other duties as are required in the State of Florida.

ACKNOWLEDGMENT:

Having been named to accept service of process and serve as registered agent for the above-stated Company at the place designated in this Certificate, the undersigned, by and through its duly elected officer, hereby accepts to act in this capacity, and agrees to comply with the provision of said statute relative in keeping open the office, and further states that I am familiar with Section 608.415, Florida Statutes.

A.G.C. Co., as Authorized Representative

By:	/s/ Kenneth C. Wright
Name:	Kenneth C. Wright
Title: Vice President

DATED: July 19th, 2001